UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2021 (January 15, 2021)

United States Steel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,

Pittsburgh, PA 15219-2800

(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 8, 2020, United States Steel Corporation (the “Corporation”) announced that U.S. Steel Holdco LLC (the “Purchaser”), a wholly-owned subsidiary of the Corporation, notified Big River Steel Holdings LLC (“BRS”) of Purchaser’s decision to exercise its right to acquire the remaining ownership interest in BRS (the “Call Exercise”). In connection with the Call Exercise, on December 15, 2020, the Purchaser, BRS and certain members of BRS entered into an equity purchase agreement providing for the consummation of the Call Exercise (“Call Option Purchase Agreement” and the transactions contemplated thereby, collectively the “Transaction”). On January 15, 2021 (the “Effective Time”), the Transaction was consummated.

Pursuant to the terms of the Call Option Purchase Agreement, at the Effective Time, each member holding Class B Common Units of BRS received an amount equal to its pro rata share of the purchase price for the Class B Common Units of BRS and each member holding Class C Preferred Units of BRS received an amount equal to its pro rata share of the purchase price for the Class C Preferred Units of BRS. The aggregate consideration paid for the remaining ownership interest in BRS was approximately $774 million. The source of the funds for the consideration paid by Purchaser in the Transaction was Purchaser’s existing cash on hand.

The foregoing description of the Call Option Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Call Option Purchase Agreement, a copy of which was filed by the Corporation as Exhibit 2.1 to the Corporation’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2020, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Upon consummation of the Transaction, BRS and its subsidiaries became subsidiaries of the Corporation and, therefore, the financial obligations of such subsidiaries arising from the below described agreements are financial obligations of the Corporation and its consolidated subsidiaries.

6.625% Senior Secured Notes due 2029

On September 18, 2020, BRS’s indirect subsidiaries Big River Steel LLC and BRS Finance Corp. (together, the “Issuers”) issued $900 million in aggregate principal amount of 6.625% Senior Secured Notes due 2029 (Green Bonds) (the “Notes”) in a private offering made in the United States to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of September 18, 2020 (the “Indenture”), by and among the Issuers, the guarantors named therein and U.S. Bank National Association, as trustee and as collateral agent.

The Notes mature on January 31, 2029. Interest on the Notes is payable semi-annually on January 31 and July 31 of each year, beginning on January 31, 2021.

The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a secured basis by the Issuers’ parent company BRS Intermediate Holdings LLC (“BRS Intermediate”), which is a direct subsidiary of BRS, and by all future direct and indirect wholly owned domestic subsidiaries of the Issuers. Additionally, the Notes and related guarantees are secured by (i) first-priority liens on “Notes Priority Collateral” (which generally includes most tangible and intangible assets of the Issuers and the guarantors and all of the equity interests of the Issuers held by BRS Intermediate) shared in equal priority with each other pari passu lien secured party and (ii) second-priority liens on “ABL Priority Collateral” (which generally includes accounts receivable and inventory and certain other related assets of the Issuers and the guarantors) shared in equal priority with each other pari passu lien secured party, in each case subject to permitted liens.

At any time prior to September 15, 2023:

•	the Issuers may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium;

•	the Issuers may redeem on one or more occasions up to 40% of the aggregate principal amount of Notes, using the proceeds of certain equity offerings, at a redemption price equal to the sum of 106.625% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as (i) 50% of the original aggregate principal amount of the Notes remains outstanding and (ii) each such redemption occurs within 180 days of the date of closing of the applicable equity offering; and

•	the Issuers may redeem on one or more occasions up to 10% of the original aggregate principal amount of the Notes during each twelve-month period commencing with September 18, 2020 at a redemption price equal to 103.00% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after September 15, 2023, the Issuers may redeem the Notes at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If the Issuers or BRS Intermediate experience specified change of control events, the Issuers must make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

If the Issuers sell assets under specified circumstances, the Issuers must make an offer to purchase the Notes at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture, among other things, limits the ability of the Issuers and their restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments;

•	make investments;

•	consummate certain asset sales;

•	engage in transactions with affiliates;

•	grant or assume liens; and

•	consolidate, merge or transfer all or substantially all of their assets.

These covenants are subject to a number of important limitations and exceptions set forth in the Indenture. The Indenture also includes customary events of default.

As of the date hereof, all of the Notes remain outstanding.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by the copy of the Indenture filed herewith as Exhibit 4.1.

ABL Facility

On August 23, 2017, Big River Steel LLC, as Borrower, and BRS Intermediate, as Holdings, entered into a senior secured asset-based revolving credit facility with Goldman Sachs Bank USA, as administrative agent and collateral agent, and the other lenders party thereto, and subsequently amended such facility (as amended, the “ABL Facility”) by entering into the First Amendment to ABL Credit Agreement, dated as of September 10, 2020 (as so amended and restated, the “Credit Agreement”), with Goldman Sachs Bank USA, as administrative agent and collateral agent, and the other lenders party thereto. The ABL Facility is secured by first-priority liens on the ABL Priority Collateral and second priority liens on the Notes Priority Collateral, in each case subject to permitted liens.

The ABL Facility provides for $350 million of borrowings and matures on August 23, 2022. Loans under the ABL Facility bear interest, at the option of the Borrower, at either (a) a base rate plus a margin ranging from 0.75% to 1.25%, payable quarterly, or (b) LIBOR for the relevant interest period plus a margin ranging from 1.75% to 2.25%, payable on the last day of selected interest periods (or at the end of every three months in the case of interest periods of longer than three months). The applicable margin is based on the level of excess availability under the ABL Facility. The ABL Facility also requires a commitment fee on the unused portion of the ABL Facility, which will either be 0.25% or 0.375% per annum to be determined quarterly based on the Borrower’s utilization levels.

The ABL Facility includes affirmative and negative covenants that are customary for facilities of this type. The Borrower is required to maintain a fixed charge coverage ratio that is tested whenever excess availability, as defined in the Credit Agreement, falls below a certain level. The fixed charge coverage ratio, as defined in the Credit Agreement, requires the Borrower to maintain a minimum ratio of “EBITDA” (as defined in the Credit Agreement) to the amount of fixed charges for the twelve consecutive months prior to the date on which the ratio is tested. A springing minimum fixed charge coverage ratio of 1.00 to 1.00, calculated quarterly, will apply only if excess availability falls below a specified threshold. The ABL Facility also includes customary events of default.

As of the date hereof, there are no loans outstanding under the ABL Facility.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the copy of the Credit Agreement filed herewith as Exhibit 10.1.

2020 Arkansas Development Finance Authority Bonds

On September 10, 2020, Big River Steel LLC, as Borrower, BRS Finance Corp. (“BRS Finance”) and BRS Intermediate entered into a Bond Financing Agreement (the “2020 Bond Financing Agreement”) with the Arkansas Development Finance Authority (the “Arkansas Issuer”) whereby the Arkansas Issuer agreed to loan the Borrower proceeds of the sale of its $265 million 4.75% Industrial Development Revenue Bonds (Big River Steel Project), Tax-Exempt Series 2020 (Green Bonds) (the “2020 Bonds”) upon the terms and conditions set forth therein, to (i) finance or refinance the expansion of BRS’s Electric Arc Furnace steel mill and (ii) fund costs of issuance of the 2020 Bonds.

The obligations under the 2020 Bond Financing Agreement are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by BRS Intermediate, BRS Finance and all future direct and indirect wholly owned domestic subsidiaries of the Borrower and secured by, subject to permitted liens, (i) first-priority liens on Notes Priority Collateral shared in equal priority with each other pari passu lien secured party, and (ii) second-priority liens on the ABL Priority Collateral shared in equal priority with each other pari passu lien secured party.

The 2020 Bonds bear interest at 4.75% and have a final maturity of September 1, 2049. Interest on the 2020 Bonds is payable semi-annually on each March 1 and September 1, commencing on March 1, 2021. The 2020 Bonds are subject to optional redemption during the periods and at the respective redemption prices (expressed as a percentage of the principal amount of the 2020 Bonds to be redeemed shown below), plus, in each case, accrued interest on such 2020 Bonds to be redeemed to the date fixed for redemption.

Redemption Dates	Redemption Prices
September 1, 2027 to August 31, 2028	103%
September 1, 2028 to August 31, 2029	102%
September 1, 2029 to August 31, 2030	101%
On and after September 1, 2030	100%

Prior to September 1, 2027, the 2020 Bonds are subject to optional redemption, in whole or in part, at a redemption price equal to the greater of: (i) 100% of the principal amount of the 2020 Bonds to be redeemed, plus accrued and unpaid interest to the date fixed for redemption; or (ii) the amount calculated by a quotation agent equal to the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Bonds to be redeemed (exclusive of interest accrued to the date fixed for redemption), from and including the date fixed for redemption to September 1, 2027, discounted from the scheduled due dates for such payments to the date fixed for redemption on a semiannual basis at a discount rate equal to the applicable tax-exempt municipal bond rate for the 2020 Bonds to be redeemed, plus accrued and unpaid interest to the date fixed for redemption.

The 2020 Bonds are subject to extraordinary mandatory redemption, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption, from surplus funds at the earlier of the completion of the tax-exempt project or expiration of a certain period for construction financings, and upon an event of taxability.

The 2020 Bonds are subject to substantially similar asset sale offer and change of control offer provisions, affirmative and negative covenants, events of default and remedies as the Indenture governing the Notes.

As of the date hereof, all of the 2020 Bonds remain outstanding.

The foregoing description of the 2020 Bonds and the 2020 Bond Financing Agreement does not purport to be complete. The description of the 2020 Bond Financing Agreement provisions is qualified in its entirety by the copy of the 2020 Bond Financing Agreement and related Definitions Annex filed herewith as Exhibit 10.2.1 and Exhibit 10.2.2, respectively.

2019 Arkansas Development Finance Authority Bonds

On May 31, 2019, Big River Steel LLC, as Borrower, BRS Finance and BRS Intermediate entered into a Bond Financing Agreement (the “2019 Bond Financing Agreement”) with the Arkansas Issuer whereby the Arkansas Issuer agreed to loan the Borrower proceeds of the sale of its $487 million 4.50% Industrial Development Revenue Bonds (Big River Steel Project), Series 2019 (the “2019 Bonds”) upon the terms and conditions set forth therein, to (i) finance the expansion of BRS’s Electric Arc Furnace steel mill and (ii) fund costs of issuance of the 2019 Bonds.

The obligations under the 2019 Bond Financing Agreement are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by BRS Intermediate, BRS Finance and all future direct and indirect wholly owned domestic subsidiaries of the Borrower and secured by, subject to permitted liens, (i) first-priority liens on Notes Priority Collateral shared in equal priority with each other pari passu lien secured party, and (ii) second-priority liens on the ABL Priority Collateral shared in equal priority with each other pari passu lien secured party.

The 2019 Bonds bear interest at 4.50% and have a final maturity of September 1, 2049. Interest on the 2019 Bonds is payable semi-annually on each March 1 and September 1. The 2019 Bonds are subject to optional redemption during the periods and at the respective redemption prices (expressed as a percentage of the principal amount of the 2019 Bonds to be redeemed shown below), plus, in each case, accrued interest on such 2019 Bonds to be redeemed to the date fixed for redemption.

Redemption Dates	Redemption Prices
September 1, 2026 to August 31, 2027	103%
September 1, 2027 to August 31, 2028	102%
September 1, 2028 to August 31, 2029	101%
On and after September 1, 2029	100%

Prior to September 1, 2026, the 2019 Bonds are not redeemable.

The 2019 Bonds are subject to certain mandatory sinking fund redemption provisions, as well as extraordinary mandatory redemption, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption, from surplus funds at the earlier of the completion of the tax-exempt project or expiration of a certain period for construction financings, and upon an event of taxability.

The 2019 Bonds are subject to substantially similar asset sale offer and change of control offer provisions, affirmative and negative covenants, events of default and remedies as the Indenture governing the Notes.

As of the date hereof, all of the 2019 Bonds remain outstanding.

The foregoing description of the 2019 Bonds and the 2019 Bond Financing Agreement does not purport to be complete. The description of the 2019 Bond Financing Agreement provisions is qualified in its entirety by the copy of the 2019 Bond Financing Agreement and related Definitions Annex filed herewith as Exhibit 10.3.1 and Exhibit 10.3.2, respectively.

Item 7.01. Regulation FD Disclosure.

On January 15, 2021, the Corporation issued a press release announcing the consummation of the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

9.01(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of September 18, 2020, by and among Big River Steel LLC, as issuer, BRS Finance Corp., as co-issuer, BRS Intermediate Holdings LLC, as parent guarantor, each guarantor that may become party thereto and U.S. Bank National Association, as trustee and collateral agent.

10.1	First Amended and Restated ABL Credit Agreement, dated as of September 10, 2020, by and among Big River Steel LLC, BRS Intermediate Holdings LLC, Goldman Sachs Bank USA, as administrative agent and collateral agent, and each lender party thereto.

10.2.1	Bond Financing Agreement, dated as of September 10, 2020, between Arkansas Development Finance Authority and each of Big River Steel LLC, BRS Finance Corp. and BRS Intermediate Holdings LLC relating to $265 million Arkansas Development Finance Authority Industrial Development Revenue Bonds (Big River Steel Project), Tax-Exempt Series 2020 (Green Bonds).

10.2.2	Definitions Annex relating to Arkansas Development Finance Authority Industrial Development Revenue Bonds (Big River Steel Project), Tax-Exempt Series 2020 (Green Bonds).

10.3.1	Bond Financing Agreement, dated as of May 31, 2019, between Arkansas Development Finance Authority and each of Big River Steel LLC, BRS Finance Corp. and BRS Intermediate Holdings LLC relating to $487 million Arkansas Development Finance Authority Industrial Development Revenue Bonds (Big River Steel Project), Series 2019.

10.3.2	Definitions Annex relating to Arkansas Development Finance Authority Industrial Development Revenue Bonds (Big River Steel Project), Series 2019.

99.1	Press release dated January 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Manpreet S. Grewal
	Name:	Manpreet S. Grewal
	Title:	Vice President & Controller

Dated: January 19, 2021